UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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BASIC EARTH SCIENCE SYSTEMS, INC.
 (Name of Registrant as Specified In Its Charter)

Not Applicable
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BASIC EARTH SCIENCE SYSTEMS, INC.
633 Seventeenth Street, Suite 1645
Denver, Colorado  80202
(303) 296-3076

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

Notice is hereby given that the Annual Meeting of the Shareholders of Basic Earth Science Systems, Inc. (Basic or the Company), a Delaware Corporation, will be held in The Tabor-Stratton Room of The Brown Palace Hotel, located at  321 17th Street, Denver, Colorado 80202, on Monday, December 8, 2008 at 2:00 p.m., local time for the following purposes:

(1)	To elect three (3) members to the Board of Directors to serve until the next annual meeting of shareholders or until their successors shall have been elected and qualified;

(2)	To transact such other business as may properly come before the meeting or any adjournment or postponements thereof.

Only shareholders of record at the close of business on October 27, 2008 will be entitled to vote at the meeting and any adjournments or postponements of the meeting.  A list of shareholders shall be open for examination by any shareholder for any purpose relevant to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the Company’s corporate office and will be so available at and throughout the meeting.

This Notice, the accompanying proxy statement and our 2008 Annual Report are available at our website at www.basicearth.net/investorrelations. Additionally, and in accordance with the new U.S. Securities and Exchange Commission rules, you may access these materials at the above website in accordance with a notice of the availability of proxy materials that shareholders of record may receive from our transfer agent, Corporate Stock Transfer, Inc. All shareholders who do not receive such a notice will receive a paper copy of the proxy materials by mail with instructions for voting shares.

Your vote is important. All shareholders are cordially invited to attend the meeting.  Whether or not you plan to attend the annual meeting, we hope that you will vote as soon as possible. You may vote by proxy over the Internet or by telephone, or, if you receive paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or the provided voting instructions.

By Order of the Board of Directors,

Denver, Colorado	Karen Mercer
October 27, 2008	Secretary

BASIC EARTH SCIENCE SYSTEMS, INC.
633 Seventeenth Street, Suite 1645
Denver, Colorado  80202
(303) 296-3076

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON December 8, 2008
At The Brown Palace Hotel, Tabor-Stratton Room,
321 17th Street, Denver, Colorado 80202
2:00 p.m., MST

SOLICITATION OF PROXY

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Basic Earth Science Systems, Inc. (“us,” “our”, “we,” “Basic” or the “Company”) for use at the Annual Meeting of Shareholders to be held at the place and address noted above on December 8, 2008 at 2:00 p.m., local time, and at any adjournments or postponements thereof.

Any shareholder giving such a proxy has the power to revoke it at any time before it is voted.  A proxy may be revoked by forwarding directly to the Company Secretary written notice of such revocation, submitting a duly executed proxy bearing a later date or by voting in person at the meeting.

If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon.  Any proxy on which no direction is specified will be voted "FOR" the election of all nominees set forth in this Proxy Statement and in accordance with the judgment of the person or persons designated as proxies as to other matters which may properly come before the meeting and upon which a vote may properly be taken.  The Board of Directors knows of no other matter to be presented at the meeting.

Your vote is important.  Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting.  If you do attend, you may vote by ballot at the meeting thereby canceling any proxy previously given.

VOTING SECURITIES

Only shareholders of the Company's $0.001 par value common stock as of the close of business on October 27, 2008 are entitled to vote on matters to come before the meeting.  The transfer records of Basic will not be closed.  On the record date there were 17,465,585 shares of Basic's common stock issued and outstanding.  None of the Company's preferred stock has been issued.  Each share of common stock entitles the record owner thereof to one vote on each matter to be voted upon at this meeting.

The presence, in person or by proxy, of the holders of a majority of the total issued and outstanding shares which are entitled to be voted at the meeting is necessary to constitute a quorum at this annual meeting.  Cumulative voting is not authorized under our Amended Certificate of Incorporation.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

As permitted under the new rules of the Securities and Exchange Commission (the “SEC”) regarding the internet availability of proxy materials, Basic is making this Proxy Statement and its Annual Report available to its stockholders electronically via the internet. Basis is sending, on or about October 29, 2008, a Notice Regarding the Availability of Proxy Materials (the “Notice”) to its stockholders of record as of the close of business on October 27, 2008, which Notice will include (i) instructions on how to access Basic’s proxy materials electronically, (ii) the date, time and location of the Annual Meeting, (iii) a description of the matters intended to be acted upon at the Annual Meeting, (iv) a list of the materials being made available electronically, (v) instructions on how a stockholder can request to receive paper or e-mail copies of the Company’s proxy materials, (vi) any control/identification numbers that a stockholder needs to access his or her proxy card and instructions on how to access the proxy card, and (vii) information about attending the Annual Meeting and voting in person.

Stockholders of Record and Beneficial Owners.  Most of Basic’s stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with Basic’s transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice is being sent directly to you by our agent. As a stockholder of record, you have the right to vote by proxy or to vote in person at the Annual Meeting.

Beneficial Owners. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the full proxy materials will be forwarded to you by your broker or nominee. The broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote. Beneficial owners that receive the full proxy materials by mail from the stockholder of record should follow the instructions included in the proxy materials concerning the manner to transmit voting instructions.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our directors are elected by the shareholders at each Annual Meeting to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected. Our Bylaws provide that the number of directors comprising the whole Board of Directors shall from time to time be fixed and determined by resolution adopted by the Board of Directors. Subsequent to the resignation of Mr. Flake as a director, the Board of Directors amended the Bylaws to reduce the number of directors from four (4) members to three (3) members.

At the Annual Meeting, the shares of common stock represented in person or by proxy will be voted in favor of the election of the nominees named below unless otherwise directed. The nominees include three current directors.  Each nominee has consented to serve if elected. Although the Board has no reason to believe that any of the nominees will be unable to serve as a director, should that occur, the persons appointed as proxies in the accompanying proxy card will vote, unless the number of nominees or directors is reduced by the Board of Directors, for such other nominee or nominees as the Board of Directors may designate.

All three (3) directors to be elected at this Annual Meeting will be elected to serve until the Company's next Annual Meeting, or until their successors are duly elected and qualified, or until their earlier death, resignation or removal. The vote of a majority of all votes entitled to be cast at the Annual Meeting shall be sufficient to elect a Director.

NOMINEES FOR ELECTION AS DIRECTORS TO SERVE
UNTIL NEXT ANNUAL MEETING

Name	Age	Positions	Period of Service

Ray Singleton	57	President, Director	Director from July 1989 to Present

Richard Rodgers	48	Director	Director from December 2006 to Present

Monroe Robertson	58	Director	Director from April 2007 to Present

The following sets forth biographical information concerning each nominee to the Board of Directors including their respective principal occupations or employment during the past five years, and where applicable, the period during which each has served as a Director of the Company.

Ray Singleton (57) has been a director of Basic since July 1989. Mr. Singleton joined the Company in June 1988 as Production Manager/Petroleum Engineer. In October 1989 he was elected Vice President, and was appointed President and Chief Executive Officer in March 1993. Mr. Singleton began his career with Amoco Production Company in Texas as a production engineer. He was subsequently employed by the predecessor of Union Pacific Resources as a drilling, completion and production engineer and in 1981 began his own engineering consulting firm, serving the needs of some 40 oil and gas companies. As a consultant he was retained by the Company on various projects from 1981 to 1987. Mr. Singleton currently serves on the Board of Directors of the Independent Petroleum Association of Mountain States (IPAMS) and is a former president of that organization. IPAMS is a thirteen state, regional trade association that represents the interests of independent oil and gas companies in the Rocky Mountain region. In addition, Mr. Singleton is a member of the Society of Petroleum Engineers. Mr. Singleton received a Bachelor of Science degree in Petroleum Engineering from Texas A&M University in 1973 and received a Masters Degree in Business Administration from Colorado State University’s Executive MBA Program in 1992.

Richard K. Rodgers (48) has been a director of Basic since December 2006. Mr. Rodgers was originally appointed to fill the vacancy created by the resignation of a prior director, and was then elected as a director at the Company’s shareholder meeting held on January 15, 2007. For the last 3 years, Mr. Rodgers has provided business development, planning and financial consulting services to various banking and business development clients. During the past five years, Mr. Rodgers was employed by several Denver area banks including Key Bank, Guaranty Bank & Trust Company and Colorado Capital Bank. In his most recent employment with Colorado Capital Bank from 2004 to 2005, he was the President, and was responsible for the start-up, of its Cherry Creek branch office and served on the board of directors of Colorado Capital Bank. Mr. Rodgers attended the University of Denver and received his Bachelor of Science degree in International Business Administration in 1995 and his Master of Science degree in International Business Administration in 1997.

Monroe W. Robertson (58)  was originally appointed to fill the vacancy created when the board, on April 4, 2007, amended the Company’s Bylaws to increase the number of members of the Board from three (3) members to four (4) members. Subsequently, he was elected as a director at the Company’s shareholder meeting held on January 21, 2008. Mr. Robertson currently serves on the Board of Directors of Cimarex Energy Company and is chairman of that board’s Audit Committee. Mr. Robertson began his career in 1973 with Gulf Oil Corporation and held various positions in engineering, corporate planning and financial analysis until 1986. From 1986 to 1992 he held various positions at Terra Resources and Apache Corporation. In 1992 Mr. Robertson joined Key Production Company as its Senior Vice President and

Chief Financial Officer. In 1999 he was appointed President and Chief Operating Officer of that company and served in that role until 2002. Other than his service on Cimarex’s board which began in October 2005, for the past five years Mr. Robertson has been a private investor. Mr. Robertson received a Bachelor of Science degree in Mechanical Engineering along with Master of Science degrees in both Mechanical Engineering and Nuclear Engineering from the Massachusetts Institute of Technology in 1973. He also has received a Masters Degree in Business Administration from National University in 1979. Mr. Robertson is a member of the National Association of Corporate Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES

DIRECTORS AND EXECUTIVE OFFICERS

During the past year, until Mr. Flake resigned as an officer of the Company in February 2008, the Company’s executive officers were Ray Singleton and David Flake.  Both were also Board members until Mr. Flake’s resignation from the Board of Directors on October 10, 2008. There are no family relationships between or among the officers and Board of Directors.

Directors are elected by the Company’s shareholders at each annual meeting or, in the case of a vacancy, are appointed by the directors then in office, to serve until the next annual meeting or until their successors are elected and qualified. Officers are appointed by and serve at the discretion of the Board of Directors. There are no family relationships between or among the Board of Directors.

Shareholder Communications with the Board

Shareholders who wish to communicate with our Board or with a particular director can send correspondence to Karen Mercer, Secretary, c/o Basic Earth Science Systems, Inc., 633 Seventeenth Street, Suite 1645, Denver, Colorado 80202. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such correspondence must identify the author as a shareholder of the Company and clearly state whether the intended recipients are all members of the Board or just certain specified directors.

Depending on the subject matter of the communication, management will do one of the following: (a) forward the communication to the director or directors to whom it is addressed; (b) attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock related matter; or (c) not forward the communication if it is primarily commercial in nature, if it relates to an improper or irrelevant topic, or if it is unduly hostile, threatening, illegal or otherwise inappropriate.

Director Attendance at Annual Meeting of Shareholders

The Company does not have a formal policy requiring director attendance at our annual meeting of shareholders; however, all directors are encouraged to attend. At our last annual meeting of shareholders, all of the directors that were serving at that time were in attendance.

Code of Ethics

We have adopted a Code of Ethics as defined in Item 406 of Regulation S-K that applies to its directors, principal executive and financial officer and persons performing similar functions. The Code of Ethics can be found on our website at http://www.basicearth.net.

BOARD COMMITTEES AND MEETINGS

The business of the Company is managed under the direction of the Board of Directors.  At March 31, 2008 the Board consisted of Ray Singleton, David Flake, Richard Rodgers and Monroe Robertson.    During the fiscal year ended March 31, 2008 (fiscal 2008) the Company held eight Board meetings with 100% attendance at each meeting.

Each of the Company’s directors, except for Messrs. Singleton and Flake, qualifies as an “independent director” as defined under the published listing requirements of the American Stock Exchange. The independence definition includes a series of objective tests. For example, an independent director may not be employed by Basic and may not engage in certain types of business dealings with the Company. In addition, the Board has made a subjective determination as to each independent director that no relationship exists, which in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and by the Company with regard to each director’s business and personal activities as they may relate to the Company and its management. Also, the Board determined that the members of the Audit Committee each qualify as “independent” under special standards established by the American Stock Exchange and the SEC for members of audit committees.

Audit Committee

The Board of Directors has a standing Audit Committee which, at March 31, 2008, consisted of Richard Rodgers and Monroe Robertson. During fiscal 2008 the Audit Committee met four times. The Audit Committee is authorized to review, with the Company’s independent accountants, the annual financial statements of the Company prior to publication and to make annual recommendations to the Board for the appointment of independent public accountants for the ensuing year. It is the responsibility of the Audit Committee to review the effectiveness of the financial and accounting functions, operations, and internal controls implemented by Basic’s management. A charter for the Audit Committee has been adopted and can be found on the Company’s website at http://www.basicearth.net.

The Board has certified both Mr. Robertson and Mr. Rodgers as financially literate, and Mr. Robertson as an “audit committee financial expert,” as defined under Item 407(d)(5) of Regulation S-K under the Exchange Act. Both Mr. Robertson and Mr. Rodgers are considered “independent directors” under the listing standards of the American Stock Exchange.

Report of the Audit Committee

The Audit Committee of the Board of Directors serves as the representative of the Board for general oversight of the financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Management has primary responsibility for preparing the financial statements, the internal controls and the financial reporting process. The independent registered public accounting firm for fiscal 2008, Hein & Associates LLP, was responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and for issuing a report on its audit.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (“Communications with Audit Committees”).

The Audit Committee also reviewed with Basic’s independent registered public accounting firm the written disclosures required by the Independence Standards Board’s Statement No. 1 (“Independence Discussions with Audit Committees”), and has discussed with the independent registered public accounting firm that firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm, and upon the Audit Committee’s review of management’s representations and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended March 31, 2008 filed with the Securities and Exchange Commission.

Audit Committee of the Board of Directors
Monroe Robertson – Richard Rodgers

Compensation Committee

The Board of Directors has a standing Compensation Committee which, at March 31, 2008, consisted of Richard Rodgers and Monroe Robertson, both of whom are independent under the guidelines of the American Stock Exchange listing standards. Mr. Rodgers serves as the Committee’s chairman. The responsibilities of the Compensation Committee (the “Committee”) of the Board of Directors are three-fold: first, establishing and administering the general compensation policies of the Company, second, setting the specific compensation for the Company’s chief executive officer (CEO) and lastly, recommending to the Board of Directors the independent director compensation. No charter for the Compensation Committee has been adopted.

During Fiscal 2008, the Compensation Committee met one time.

Compensation Committee Interlocks and Insider Participation. No interlocking relationship exists between the members of the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

Nominating Committee

The Board of Directors has a standing Nominating Committee which, at March 31, 2008, consisted of Richard Rodgers and Monroe Robertson. A charter for the Nominating Committee has not been adopted.

In identifying candidates to be directors, no explicit list of criteria is used at this time. The Nominating Committee does seek persons believed to be knowledgeable in our business or have relevant corporate level industry experience that would benefit our company. Among the minimum qualifications for serving on the Board are that each director can demonstrate an exemplary reputation and record for honesty and integrity in his or her personal dealings and business or professional activities. All directors should possess a basic understanding of financial matters, have an ability to review and understand our financial and other reports, and to discuss such matters intelligently and effectively. The Nominating Committee will take into account whether a candidate qualifies as “independent” under applicable SEC rules and exchange listing requirements. If a nominee is sought for service on the Audit Committee, the Board will take into account the financial and accounting expertise of a candidate, including whether an individual qualifies as an “audit committee financial expert.” Finally, a candidate should be committed to the interests of our shareholders.

The Nominating Committee is open to receiving recommendations from shareholders as to potential candidates it might consider. The Committee will give equal consideration to all director nominees, whether recommended by our shareholders, management or current directors.

A shareholder wishing to submit a director nomination should send a letter to Karen Mercer, Secretary, c/o Basic Earth Science Systems, Inc., 633 Seventeenth Street, Suite 1645, Denver, Colorado 80202. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Director Nomination Recommendation.” The notice must be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. In making recommendations, shareholders should be mindful of the discussion of minimum qualifications set forth above; although satisfaction of such minimum qualification standards does not imply that the Nominating Committee will nominate the person so recommended by a shareholder. In addition, for nominees for election to the Board proposed by shareholders to be considered, the following information must be timely submitted with the director nomination: (a) the name, age, business address and, if known, residence address of each nominee; (b) the principal occupation or employment of each nominee including employment during the past five years; (c) the number of shares of stock of the Company beneficially owned by each nominee; (d) the name and address of the shareholder making the nomination and any other shareholders known by such shareholder to be supporting such nominee; (e) the number of shares of stock of the Company beneficially owned by such shareholder making the nomination, and by each other shareholder known by such shareholder to be supporting such nominee; (f) any other information relating to the nominee or nominating shareholder(s) that is required to be disclosed under SEC rules in order to have a shareholder proposal included in our proxy statement; and (g) a representation that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the person named in the notice.

During Fiscal 2008, the Nominating Committee met one time.

DIRECTOR COMPENSATION

Prior to fiscal 2008, directors received no cash compensation for their services to the Company. However, directors were reimbursed for out-of-pocket expenses incurred to attend Board meetings. In addition, from July, 1995 until its expiration in July, 2005, an Incentive Stock Option Plan (“the ISO Plan”) provided eligible, non-employee directors with non-qualified options to purchase shares of our common stock. During the years the ISO Plan was active, non-qualified options covering 425,000 shares were granted to non-employee directors: Edgar Huffman received options on 250,000 shares and David Flake, our former CFO and former director, received options on 175,000 shares relating to a period when he was not a company employee but was a director of the Company. As of March 31, 2008, all options had been exercised with the exception of options on 25,000 shares held by Mr. Flake.

On March 8, 2007, the Board of Directors adopted a new Director Compensation Plan which provided for a combination of cash and equity incentive compensation to attract and retain qualified and experienced candidates to serve on the Board. On April 12, 2007, the Board of Directors resolved issues concerning the Plan and then ratified the Plan effective April 1, 2007.

Pursuant to the Plan, each non-employee director is entitled to receive an annual cash retainer of $16,000, together with $2,000 for attending quarterly Board meetings. The Chairman of the Audit, Compensation and Nominating Committees receive an annual cash retainer of $5,500, $4,500 and $3,500, respectively. In addition, non-employer directors receive $500 for attending committee meetings (which take place as needed). We also reimburse expenses incurred by our non-employee directors to attend Board and Board committee meetings. Directors who are our employees receive no compensation for service as members of the Board or Board committees.

In addition, each non-employee receives an annual grant of restricted stock having a fair market value equal to $36,000 on the award date, typically, April 1 of each year. Grants of shares of restricted stock vest one-third each year over three years. The number of shares included in each grant is determined based upon the average closing price of the ten trading days preceding each April 1st anniversary date.

The following table provides information concerning compensation earned by or paid to our non-employee directors for fiscal 2008.

	Fees Earned or	Stock	All Other
	Paid in Cash	Awards	Compensation	Total
Names (1)	($)	($)(2)	($)(3)	($)

Monroe Robertson	$28,000	$12,000	$25	$40,025
Richard Rodgers	$29,000	$12,000	$1,073	$42,073

(1)  Mr. Singleton, our President and Chief Executive Officer and Mr. Flake our former CFO and former director, are not included in this table in that during fiscal 2008 they were employees and received no separate compensation for their services as directors. The compensation received by Mr. Singleton and Mr. Flake as employees is shown below under “Executive Compensation – Summary Compensation Table.”

(2)  Reflects the dollar amount of 7,571 shares which vested during fiscal 2008 (for each independent director) and which we recognized for financial statement reporting purposes for the fiscal year ended March 31, 2008, in accordance with Statement of Financial Accounting Standards (“SFAS”) NO. 123R. In 2008, Messrs. Robertson and Rodgers were respectively awarded 22,713 restricted shares of our common stock with a grant date fair value calculated in accordance with SFAS 123R of $36,000 each. The aggregate number of unvested stock awards outstanding as the end of fiscal 2008 for Messrs. Robertson and Rodgers were 15,142, respectively.

(3) Represents reimbursements for out of pocket expenses incurred in connection with the attendance of Board and/or Committee meetings.

EXECUTIVE COMPENSATION
Executive Officer Compensation

The following table sets forth the compensation paid or accrued by the Company to its Chief Executive Officer and former Chief Financial Officer for fiscal 2008 and 2007.  No other director, officer or employee received annual compensation that exceeded $100,000.

				Non-Equity	All
Name and	Fiscal	Salary	Bonus	Incentive Plan	Other	Total
Principal Position	Year	($)	($)	Compensation	Compensation	($)
			(1)	(2)	(3)
Ray Singleton	2008	$134,250	$6,346	$4,053	$6,176	$150,825
President and Chief	2007	$102,183	$3,981	$5,983	$4,031	$116,178
Executive Officer

David Flake (4)	2008	$85,574	$24,240	$3,205	$4,084	$117,103
Secretary/Treasurer,	2007	$90,798	$3,562	$4,731	$3,119	$102,210
Former Chief Financial Officer

(1)	The amount shown for each executive officer is the amount accrued in prior periods and paid in fiscal 2008.
(2)
The amount shown for each executive officer are amounts earned through the Oil and Gas Incentive Compensation Plan.  For fiscal 2008, the amount reflects funds accrued, but unpaid, while for fiscal 2007 the amount reflects funds actually paid.

(3)
For Mr. Singleton, amount includes matching funds contributed by the Company to its 401(k) plan of $5,326 and $3,254 for fiscal 2008 and 2007, respectively. It also includes $850 and $777 for premiums paid by the Company on a life insurance policy for Mr. Singleton during fiscal 2008 and 2007, respectively. Mr. Singleton designates the beneficiary. For Mr. Flake, the Company’s former CFO, all amounts were for matching funds contributed by the Company to its 401(k) plan for his benefit.

(4)	Mr. Flake resigned as CFO effective February 22, 2008.

Oil and Gas Incentive Compensation Plan

Effective April 1, 1980 the Company adopted an Oil and Gas Incentive Compensation Plan (the O&G Plan) for key employees. Through this O&G Plan, Basic pays to the O&G Plan participants, consisting of both former and current key employees, a portion of its net revenue (after deducting operating expenses) from certain properties. Under the O&G Plan rules, the portion of the net revenue contributed from any property cannot exceed 5% of the Company’s interest in that property. While payments are still made to the O&G Plan participants due to previous grants, the last time a new property was added to the O&G Plan was in 1988.

The participants in the O&G Plan made no cash outlay at the time of grant in order to participate; it was entirely non-contributory, and an interest is not assignable, transferable, nor can it be pledged by the participant. Interest in the O&G Plan vested over a period ranging from four to eleven years. We can sell or otherwise transfer its interest in properties designated for the O&G Plan. If we sell a property in the O&G Plan, the participants shall receive their respective percentages of the sales price. There are currently five participants in the O&G Plan including Messrs. Singleton and Flake, our former CFO. The other three participants are former officers who have vested interests in the O&G Plan ranging from 60 percent to 100 percent. Compensation paid or accrued through this plan to Messrs. Singleton and Flake is included in the Other Annual Compensation column in the Executive Officer Compensation table above.

Incentive Stock Option Plan

On July 27, 1995 the Board of Directors adopted the 1995 Incentive Stock Option Plan (the ISO Plan) and in October 1995, our shareholders approved the ISO Plan. The ISO Plan remained in effect for a period of ten years, expiring on July 26, 2005. This ISO Plan was established to provide a flexible and comprehensive stock option and incentive plan which permitted the granting of long-term incentive awards to employees, including officers and directors employed by us or our subsidiary, as a means of enhancing and strengthening our ability to attract and retain those individuals on whom the continued success of the Company most depends.

Of the 1,000,000 shares authorized under the ISO Plan, prior to its expiration, options for only 665,000 shares were granted. Of that amount and as of March 31, 2008, 50,000 options expired unexercised, 590,000 options were exercised at strike prices ranging from $0.0325 to $0.175 per share, and 25,000 options remain unexercised.

In October 1997 we implemented a savings plan that allows participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. Employees are required to work for the Company one year before they become eligible to participate in the 401(k) Plan. The Company matches 100% of the employee’s contribution up to 3% of the employee’s salary. Contributions are vested when made. Contributions to the 401(k) Plan on behalf of Messrs. Singleton and Flake, our former CFO, are also included in the All Other Compensation column in the Summary Compensation Table above.

Aggregated Option Exercises and Fiscal Year-End 2008 Option Values

The following table provides information on the current stock option holdings by each of the named executive officers and directors as of March 31, 2008. The table below includes unexercised stock options related to director compensation for David Flake who is no longer an officer or director of the Company.

Option Awards
Equity
Incentive Plan
	Number of	Number of	Awards: No. of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)	Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable	Options	Price	Date
David Flake	25,000(1)	—	N/A	$0.13	7/26/2010

           (1)  These options are only exercisable for a period of 90 days following his resignation as a director on October 10, 2008.

We have no contract with any officer which would give rise to any cash or non-cash compensation resulting from the resignation, retirement or any other termination of such officer’s employment with the Company or from a change in control of the Company or a change in any officer’s responsibilities following a change in control.

Compliance with Section 16(a) of the Securities Exchange Act

Section 16(a) of the Securities Exchange Act requires the Company's officers and directors and shareholders of more than ten percent of the Company's common stock to file reports of ownership and changes in ownership of the Company's common stock with the Securities and Exchange Commission (SEC).  Officers and directors are required by SEC regulations to furnish Basic with the information necessary for the Company to file all required Section 16(a) reports.  During fiscal 2008 all required reports were filed timely.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is Company policy that officers or directors may assign to or receive assignments from Basic in oil and gas prospects only on the same terms and conditions as accepted by independent third parties. It is also the policy of Basic that officers or directors and Basic may participate together in oil and gas prospects generated by independent third parties only on the same terms and conditions as accepted by each other.

With respect to prospects initiated during either fiscal 2008 or 2007, none of Basic’s officers or directors participated with the Company. However, in previous years, Mr. Singleton participated with the Company in certain acquisitions. With respect to his working interest in the four wells in which he currently has a working interest, at March 31, 2008 Mr. Singleton had a net credit balance of approximately $2,000 compared to $11,500 at March 31, 2007. This was due to his share of proceeds from the sale of well production equipment exceeding the amount due from him for his share of operating expenses. Also at March 31, 2008 and 2007, the Company had approximate $2,000 and $500 payables to him, respectively, for his share of net revenue from these wells.  During fiscal 2008 and 2007 there were no other related party transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below, as of October 20, 2008, is information concerning stock ownership of all persons, or group of persons, known by the Company to own beneficially 5% or more of the shares of Basic’s common stock and all directors and executive officers of the Company, both individually and as a group, who held such positions in fiscal 2008. Basic has no knowledge of any other persons, or group of persons, owning beneficially more than 5% of the outstanding common stock of the Company as of March 31, 2008.

		Percent of Outstanding
Name and Address	Shares of Common Stock	Shares Beneficially
of Beneficial Owner	Beneficially Owned	Owned

Ray Singleton	4,505,912	25.80%
Denver, CO (a)

David Flake	758,535	4. 3%
Denver, CO (b)

Richard Rodgers	7,571	(e)
Denver, CO (c)

Monroe W. Robertson	13,471	(e)
Denver, CO (d)

All officers and directors	5,285,489
as a group (4 persons) (a),
(b), (c) and (d)

(a)	All 4,505,912 shares are owned directly by Mr. Singleton.

(b)	Represents 719,849 shares owned directly by Mr. Flake, and 38,686 shares with indirect beneficial ownership.

(c)	All 7,571 shares are fully vested and owned directly by Mr. Rodgers.

(d)	All 13,471 shares are fully vested and owned directly by Mr. Robertson.

(e)	Less than 1%

Company management knows of no arrangements that may result in a change in control of Basic.

INDEPENDENT PUBLIC ACCOUNTANTS

The following table discloses the fees that the Company was billed for professional services rendered by its independent public accounting firm, Hein & Associates LLP (Hein), in each of the last two fiscal years.

	Years Ended March 31,
	2008	2007

Audit fees (1)	$70,000	$50,953
Audit-related fees (2)	―	2,125
Tax fees (3)	11,500	10,000
All other fees (4)	―	―

	$81,500	$63,078

1.
Reflects fees billed for the audit of the Company’s consolidated financial statements included in its Form 10-KSB and review of its quarterly reports on Form 10-QSB, which represents a 37.3% increase over the prior year.

2.	Reflects fees, if any, for consulting services related to financial accounting and reporting matters.
3.	Reflects fees billed for tax compliance, tax advice and preparation of the Company’s federal tax return
4.	Reflects fees, if any, for other products or professional services not related to the audit of the Company’s consolidated financial statements and review of its quarterly reports, or for tax services.

Pre-Approval Policies and Procedures

The Audit Committee approves all audit, audit-related services, tax services and other services provided by Hein. Any services provided by Hein that are not specifically included within the scope of the audit must be pre-approved by the Audit Committee in advance of any engagement. Under the Sarbanes-Oxley Act of 2002, audit committees are permitted to approve certain fees for audit-related services, tax services and other services pursuant to a de minimus exception prior to the completion of an audit engagement. In fiscal 2008, none of the fees paid to Hein were approved pursuant to the de minimus exception.

GENERAL

Basic's Annual Report to the shareholders for the year ended March 31, 2008 accompanies this proxy solicitation.  This Annual Report, however, is not deemed part of the proxy soliciting material, and the audited financial statements in the Annual Report are not incorporated by reference.

Basic will bear the cost of preparing, printing and mailing the proxy, proxy statement and other material which will be sent to shareholders in connection with this solicitation.  In addition to solicitation by mail, proxies may be solicited in person or by telephone, by directors, officers and regular employees of Basic without additional compensation.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders for the fiscal year ending March 31, 2009, which is expected to be held in the fall of 2008, must be received by the Company’s Corporate Secretary on or before April 30, 2009 in order to be eligible for inclusion in the Company’s proxy statement related to that meeting.  Shareholder proposals received by the Company after April 30, 2009 will be considered untimely.  To be included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Securities Act of 1934.

OTHER BUSINESS

Management does not know of any other matters to be brought before the annual meeting. If any other business items not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with the directors’ recommendations on those matters.

By Order of the Board of Directors,

Denver, Colorado	Karen Mercer
October 27, 2008	Secretary

PROXY

BASIC EARTH SCIENCE SYSTEMS, INC.
ANNUAL MEETING OF SHAREHOLDERS
DECEMBER 8, 2008

This proxy is solicited by the Board of Directors.

The undersigned hereby appoints Ray Singleton as proxy to represent the undersigned at the Annual Meeting of Shareholders of Basic Earth Science Systems, Inc., to be held in The Tabor-Stratton Room of The Brown Palace Hotel, located at 321 17th Street, Denver, CO 80202, on Monday, December 8, 2008 at 2:00 p.m., local time, and at any adjournment thereof, and to vote the shares of common stock the undersigned would be entitled to vote if personally present, as indicated below.

1.          Election of the directors proposed in the accompanying proxy statement.

___   FOR all nominees listed below (except as marked to the contrary below)

___  WITHHOLD AUTHORITY to vote for all nominees listed below

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

Richard Rodgers               Ray Singleton                Monroe W. Robertson

The shares represented hereby will be voted in accordance with the direction made.  WHERE NO DIRECTION IS GIVEN, SAID PROXIES WILL VOTE "FOR" THE ELECTION OF ALL DIRECTORS, AND IN THE DISCRETION OF THE PROXY AS TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

 ____________________________________________
Signature

 ____________________________________________
Signature if held jointly

 ____________________________________________
Dated

Please sign exactly as name appears hereon; joint owners should each sign.  Attorneys in fact, executors, administrators, trustees, guardians or corporate officers should give full title.  Please note any changes in your address above.

PLEASE SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ADDRESSED ENVELOPE AS SOON AS POSSIBLE, BUT NO LATER THAN DECEMBER 1, 2008.